UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

Atomera Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-37850	30-0509586
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

750 University Avenue, Suite 280

Los Gatos, California 95032

(Address of principal executive offices) (zip code)

(408) 442-5248

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2018 Annual Meeting of Stockholders of Atomera Incorporated was held on May 8, 2018. The votes cast with respect to each item of business properly presented at the meeting are as follows:

•	The stockholders elected each of the six directors to the Board of Directors of Atomera Incorporated with terms expiring at the 2019 annual meeting of stockholders, as follows:

Name	For	Withheld	Broker Non-Vote
John Gerber	3,421,728	18,095	3,874,039
Scott Bibaud	3,438,892	931	3,874,039
Erwin Trautmann	3,435,651	4,172	3,874,039
C. Rinn Cleavelin	3,421,478	18,345	3,874,039
Rolf Stadheim	3,422,078	17,745	3,874,039
Steven Shevick	3,418,613	21,210	3,874,039

•	The stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm.

For	7,300,291
Against	13,185
Withheld	386
Broker Non-Vote	0

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATOMERA INCORPORATED

May 10, 2018	By: /s/ Francis Laurencio
Francis Laurencio Chief Financial Officer

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